EXHIBIT 10.12 - PURCHASE AGREEMENT - KRISTI AND COMPANY, INC.

                           Purchase Agreement

                          Kristi and Co., Inc.

                              Nutek Inc.
                  23792 Rockfield Blvd. Suite 140
                       Lake Forest CA. 92630
             Tel: (949) 587-9400  Fax: (949) 587-9534


                    Table of Contents

Table of Contents                                 2
Confidentiality Statement                         3
Existing Corporation                              3
Kristi and Co Purchase Agreement with Nutek Inc.  3
RECITALS                                          3
1. PAYMENT.                                       4
2. CONSIDERATIONS.                                4
3. CONFIDENTIALITY.                               4
4. WARRANTIES.                                    4
5. INTEGRATION.                                   5
6. CONSTRUCTION AND JURISDICTION.                 5
7. ATTORNEY'S FEES.                               5

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Confidentiality Statement

The information embodied in this Purchase Agreement is strictly confidential and is supplied on the understanding that it will be held confidentially and not disclosed to third parties without the prior written consent of Nutek, Inc.

Corporation
Kristi and Co
The Corporation Kristi and Co, Inc. is a Nevada Corporation doing business in California.
Purchase Agreement with Nutek Inc.

Agreement entered into this 6 day of January 2000 by and between Kristi and Co Inc. "SELLER" and Kristi Hough (President) hereinafter, referred to as "SELLER" and Nutek Inc. of 23792 Rockfield Blvd. Suite 140 Lake Forest CA 92630 hereinafter "PURCHASER".

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                                    RECITALS

WHEREAS, PURCHASER is engaged in the business of acquiring, controlling and managing various companies and corporations, Kristi Hough has created and/or holds rights to certain clothing designs and design groups..

WHEREAS, PURCHASER and SELLER have agreed to enter into this Agreement whereby PURCHASER will acquire SELLER by purchasing all issued and/or outstanding shares of SELLER.

WHEREAS, Kristi Hough has created a woman's resort wear line of clothing, hereinafter referred to as the "product", and

WHEREAS, PURCHASER seeks to acquire this corporation, Kristi and Co, Inc. which holds all exclusive rights, title and interest to the product and all future related products produced by Kristi Hough; and

WHEREAS, PURCHASER has an interest and is in the business of developing, marketing, and the management, promotion, and financing of companies and products, and has the management knowledge and expertise to promote and market the product; and

WHEREAS, PURCHASER is willing provide SELLER, the services of financing, management, promotion and marketing of Product to date and in the future, in television and all other mediums pursuant to the following terms and conditions: Upon execution of this Agreement PURCHASER will acquire SELLER as a wholly owned subsidiary of Nutek.

NOW, THEREFORE, in consideration of these premises and those other terms and conditions set forth hereinafter, the parties agree as follows:


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1. PAYMENT.
-----------
1. Kristi Hough, President of SELLER shall receive Fifty Thousand ($50,000.00) dollars in cash payable at no interest over 12 months

2. Kristi Hough is to receive a "Royalty Payment" of Twenty (2%) percent of Net Gross revenues on the sales of existing products to existing vendors.

3. Kristi Hough is to receive a "Royalty Payment" of Fifteen (3%) percent of Net Gross revenues on the sales of products to new vendors.

4. Royalty Payments to be made monthly no later then the 10th day of each month following the previous months sales.

5. Kristi Hough is to receive Two Hundred and Fifty Thousand (250,000) shares of Nutek Restricted stock under Rule 144 which is Restricted from sale for a period of 0ne (1) year from day of issue. This stock is to be issued within 10 days of signing this Agreement, and will be valued at the closing stock price of 12/31/99 of $0.20.

2. CONSIDERATIONS.
------------------
1. Net Gross Revenues as referred to in this agreement is sales revenues less returns, and excludes shipping costs.

2. Kristi Hough is to submit all contracts submitted to or issued from SELLER to PURCHASER for approval.

3. PURCHASER to receive from SELLER Fifty (50%) of all net monthly proceeds after deduction of salary and royalty payments.

4. PURCHASER is to receive all operating books of account of SELLER and to be responsible for the day to day administration of Kristi and Co Inc, which is to include all invoicing, accounts receivable processing and general day to day management of books of record.

3. CONFIDENTIALITY.
--------------------
SELLER and Kristi Hough agrees to hold all information that SELLER and Kristi Hough obtains as confidential for the purposes of this agreement. SELLER and Kristi Hough agree not to use or disclose confidential information to any person or entity, except as necessary under this Agreement. Nothing herein above written shall prevent the parties from making any disclosure which is required by law, government regulation, or rule, or which disclosure is ordered or otherwise required by a court of competent jurisdiction through its subpoena power or otherwise or by a state or federal regulatory or other governmental agency.

4. WARRANTIES.
--------------
SELLER hereby represents and warrants to PURCHASER  the following:
SELLER is a corporation duly incorporated, validly existing and in good standing under the laws of the State Nevada.

The execution, delivery and performance of this Agreement is within SELLER's powers and does not contravene any law or contractual restriction binding on or affecting SELLER.

This Agreement is a legal, valid and binding obligation of SELLER enforceable against SELLER in accordance with its respective terms.

SELLER has full right, title and ownership of the Product.

PURCHASER hereby represents and warrants to SELLER the following:

PURCHASER is a corporation duly incorporated, validly existing and in good standing under the laws of the State Nevada.

The execution, delivery and performance by PURCHASER of this Agreement is within PURCHASER's corporate powers, has been duly authorized by all necessary corporate or stockholder action on its part, does not contravene restriction binding on or affecting PURCHASER or any of its properties, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

This Agreement is a legal, valid and binding obligation of PURCHASER enforceable against PURCHASER in accordance with its respective terms.

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5. INTEGRATION.
---------------
This Agreement together with all exhibits amendments and supplements represents the complete and entire Agreement between the parties hereto. This Agreement either embodies or supersedes all prior, contemporaneous or subsequent oral agreements, representations, understandings, and all written notations, memoranda or correspondence of any party hereto, their agents, employees or other related persons, related to the work contemplated in this Agreement.

6. CONSTRUCTION AND JURISDICTION.
---------------------------------
This Agreement shall be construed and enforced pursuant to the laws of the State of California, USA. By affixing their signatures to this agreement, the parties hereby submit themselves to the courts of the State of California, for the judicial resolution of any disputes arising under the terms, interpretation or performance of this agreement. If any one or more paragraphs in this Agreement is found to be unenforceable or invalid, the parties agreement on all other paragraphs shall remain valid. Non enforcement of any section of this Agreement by either party does not constitute a waiver or consent and both parties reserve the right to enforce this Agreement at their discretion.

7. ATTORNEY'S FEES.
-------------------
In the event either party is required to retain counsel to enforce the provisions of this Agreement or to bring legal action to enforce the provisions of this Agreement or remedy any breaches of this Agreement, the prevailing party in such action shall be entitled to its costs and attorney's fees incurred in such action or procedure, whether or not an action is ultimately filed in a court of proper agreed jurisdiction.

WHEREFORE, the parties have affixed their signatures to this Agreement the date first above stated. Furthermore, by signing this Agreement all signature parties acknowledge they fully understand and agree to all the terms and conditions of this Agreement.

PURCHASER                                     SELLER

By :  /s/ Murray N. Conradie                  By : /s/ Kristi Hough
----------------------------                  ---------------------
Murray N. Conradie                            Kristi Hough
President/CEO                                 President
Nutek Inc.                                    Kristi and Co, Inc
Date: 01/06/00                                Date: 01/06/00

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